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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57222) pertaining to the Reading Entertainment, Inc. 1992 Non-Qualified Stock Option Plan of our report dated March 18, 1999, with respect to the consolidated financial statements of Reading Entertainment, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in Reading Entertainment Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 12, 2000